Suite 400 - 889 West Pender Street

Vancouver, BC Canada V6C 3B2

Tel 604 694-6070

Fax 604 585-8377

info@staleyokada.com

www.staleyokada.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Surge Enterprises Inc. registration statement on Form SB-2, of our report dated 06 July 2005, accompanying the consolidated financial statements of Surge Enterprises Inc. for the period from inception (07 February 2005) to 31 May 2005 which is part of the registration statement and to the reference to us under the heading “Experts” in such registration statement.

“Staley, Okada & Partners”

22 March 2006	STALEY, OKADA & PARTNERS
Chartered Accountants